ROPER TECHNOLOGIES, INC. BY-LAWS
AMENDED AND RESTATED AS OF JUNE 7, 2018

ARTICLE 1
STOCKHOLDER’S MEETINGS

SECTION 1.01. Places of Meetings. All meetings of stockholders shall be held at such place or places in or outside of Delaware as the board of directors may from time to time determine or as may be designated in the notice of meeting or waiver of notice thereof, subject to any provisions of the laws of Delaware.

SECTION 1.02. Annual Meetings. The annual meeting of the stockholders shall be held on such date as the board of directors may determine and at the time and place as shall be decided by the board of directors and indicated in the notice of the meeting. The board of directors shall be elected thereat and such other business transacted as may be specified in the notice of the meeting, or as may be properly brought before the meeting. Written notice of the time and place of the annual meeting shall be given to each stockholder entitled to vote at his address as it appears on the records of the corporation not less than the minimum nor more than the maximum number of days permitted under the laws of Delaware prior to the scheduled date thereof, unless such notice is waived as provided by Article 8 of these By-laws.

SECTION 1.03. Special Meetings. A special meeting of stockholders may be called at any time by order of the board of directors or the executive committee. Written notice of the time, place and specific purposes of such meetings shall be given to each stockholder entitled to vote thereat at his address as it appears on the records of the corporation not less than the minimum nor more than the maximum number of days prior to the scheduled date thereof permitted under the laws of Delaware, unless such notice is waived as provided by Article 8 of these By-laws.

SECTION 1.04. Meetings without Notice. Meetings of the stockholders may be held at any time without notice when all the stockholders entitled to vote thereat are present in person or by proxy.

SECTION 1.05. Voting. At all meetings of stockholders, each stockholder entitled to vote on the record date as determined under Section 5.03 of these By-laws or if not so determined as prescribed under the laws of Delaware shall be entitled to such number of votes for each share of stock standing on record in his name, as shall be determined in accordance with the provisions of Article 4 of the certificate of incorporation or any amendment thereto.

SECTION 1.06. Quorum and Action.

(a)At any stockholders’ meeting, a majority of the number of shares of stock outstanding and entitled to vote thereat present in person or by proxy shall constitute a quorum. If, however, such quorum shall not be present or represented, the chairman of the meeting, pursuant to Section 1.09 of these By-laws, or a majority in voting interest of the stockholders present in person or by proxy may adjourn any meeting from time to time, and the meeting may be held as adjourned without further notice, subject to such limitations as may be imposed under the laws of Delaware.

(b)When a quorum is present at any meeting, a majority of the voting power present in person or by proxy and entitled to vote on any question other than the election of directors shall decide any such question brought before such meeting unless the question is one upon which a different vote is required by express provision of the laws of Delaware, the certificate of incorporation or these By-laws, in which case such express provision shall govern.

(c)Subject to the rights of the holders of any series of preferred stock to elect additional directors under specific circumstances, a nominee for director shall be elected to the board of directors if the nominee receives a majority of the votes cast with respect to that nominee’s election at any meeting for the election of directors at which a quorum is present; provided, however, that if as of the tenth (10th) day preceding the date the corporation first mails its notice of meeting for such meeting to the stockholders of the corporation, the number of nominees for director exceeds the number of directors to be elected (a “contested election”), the directors shall be elected by the vote of a plurality of the shares represented in person or by proxy at any such meeting and entitled to vote on the election of directors. For purposes of this Section 1.06(c) of these By-laws, a majority of the votes cast shall mean that the number of votes cast “for” a director’s election exceeds the number of votes cast “against” that director’s election, with “abstentions” and “broker non votes” not counted as a vote cast either “for” or “against” that director’s election (but counted for purposes of determining a quorum). If an incumbent director nominee fails to receive a majority of the votes cast in an election that is not a contested election, the director shall immediately tender his or her resignation to the board of directors, such resignation to become effective upon acceptance by the board of directors. The Nominating and Governance Committee of the board of directors, or such other committee designated by the board of directors, shall make a recommendation to the board of directors as to whether to accept or reject the resignation of such incumbent director, or whether other action should be taken. The board of directors shall make a determination regarding whether to accept or reject such resignation, taking into account the committee’s recommendation, and publicly disclose (by a press release and filing an appropriate disclosure with the Securities and Exchange Commission) its decision regarding the resignation within 90 days following certification of the election results. The Nominating and Governance Committee (or other committee) in making its recommendation, and the board of directors in making its decision, each may consider any factors and other information that they consider relevant and appropriate. If the board of directors accepts a director’s resignation pursuant to this Section 1.06(c), or if a nominee for director is not elected and the nominee is not an incumbent director, the remaining members of the board of directors may fill the resulting vacancy pursuant to Section 4.02(a) of these By-laws, or may decrease the size of the board of directors pursuant to Section 2.01 of these By-laws.

SECTION 1.07. List of Stockholders. At least ten days before every meeting a complete list of the stockholders entitled to vote at the meeting, arranged in alphabetical order and showing the address of and the number of shares registered in the name of each stockholder, shall be prepared by the secretary or the transfer agent in charge of the stock ledger of the corporation. Such list shall be open for examination by any stockholder as required by the laws of Delaware. The stock ledger shall be the only evidence as to who are the stockholders entitled to examine such list or the books of the corporation or to vote in person or by proxy at such meeting.

SECTION 1.08. Advance Notice of Stockholder Nominees for Director and Other Stockholder Proposals.

(a)The matters to be considered and brought before any annual or special meeting of stockholders of the corporation shall be limited to only such matters, including the nomination and election of directors, as shall be brought properly before such meeting in compliance with the procedures set forth in this Section 1.08 and Section 1.09, as the case may be.

(b)For any matter to be properly brought before any annual meeting of stockholders, the matter must be (i) specified in the notice of annual meeting given by or at the direction of the board of directors, (ii) otherwise brought before the annual meeting by or at the direction of the board of directors, (iii) brought before the annual meeting in the manner specified in this Section 1.08(b) by a stockholder of record entitled to vote at the annual meeting of stockholders on such matter or (iv) brought before the annual meeting in accordance with Section 1.09. In addition to any other requirements under applicable law and the certificate of incorporation and By-laws of the corporation, and except as provided by Section 1.09, persons nominated by stockholders for election as directors of the corporation and any other proposals by stockholders shall be properly brought before the meeting only if notice of any such matter to be presented by a stockholder at such meeting of stockholders (the “Stockholder Notice”) shall be delivered to the secretary of the corporation at the principal executive office of the corporation not less than ninety (90) and not more than one hundred and twenty (120) days prior to the first anniversary date of the annual meeting for the preceding year; provided, however, if and only if the annual meeting is not scheduled to be held within a period that commences 30 days before such anniversary date and ends 30 days after such anniversary date (an annual meeting date outside such period being referred to herein as an “Other Meeting Date”), such Stockholder Notice shall be given in the manner provided herein by the later of the close of business on (x) the date ninety days (90) prior to such Other Meeting Date or (y) the tenth day following the date such Other Meeting Date is first publicly announced or disclosed. Any stockholder desiring to nominate any person or persons (as the case may be) for election as a director or directors of the corporation pursuant to this Section 1.08 shall deliver, as part of such Stockholder Notice, a statement in writing setting forth (1) the name of the person or persons to be nominated, (2) the number and class of all shares of each class of stock of the corporation owned of record and beneficially by each such person, as reported to such stockholder by such nominee(s), (3) the information regarding each such person required by paragraphs (a), (e) and (f) of Item 401 of Regulation S-K adopted by the Securities and Exchange Commission (or the corresponding provisions of any regulation subsequently adopted by the Securities and Exchange Commission applicable to the corporation), (4) each such person’s signed consent to serve as a director of the corporation if elected, (5) such stockholder’s name and address, (6) the number and class of all shares of each class of stock of the corporation owned of record and beneficially by such stockholder (and any beneficial owner on whose behalf the nomination is made) and (7) a description of any agreement, arrangement or understanding (including any derivative or short positions, profit interests, options, warrants, stock appreciation or similar rights, hedging transactions and borrowed or loaned shares) that has been entered into by or on behalf of, or any other agreement, arrangement or understanding that has been made, the effect or intent of which is to mitigate loss, to manage risk or benefit of share price changes for, or increase or decrease the voting power of, such stockholder (and any beneficial owner on whose behalf the nomination is made) with respect to the corporation’s securities. Any stockholder who gives a Stockholder Notice of any matter proposed to be brought before the meeting (other than to nominate a director or directors) shall deliver, as part of such Stockholder Notice, (1) the text of the proposal to be presented, (2) a brief written statement of the reasons why such stockholder favors the proposal and setting forth (3) such stockholder’s name and address, (4) the number and class of all shares of each class of stock of the corporation owned of record and beneficially by such stockholder (and any beneficial owner on whose behalf the proposal is made), (5) a description of any agreement, arrangement or understanding (including any derivative or short positions, profit interests, options, warrants, stock appreciation or similar rights, hedging transactions and borrowed or loaned shares) that has been entered into by or on behalf of, or any other agreement, arrangement or understanding that has been made, the effect or intent of which is to mitigate loss to, manage risk or benefit of share price changes for, or increase or decrease the voting power of, such stockholder (and any beneficial owner on whose behalf the proposal is made) with respect to the corporation’s securities and (6) if applicable, any material interest of such stockholder and such beneficial owner in the matter proposed (other than as a stockholder). As used herein (other than for purposes of Section 1.09), shares “beneficially owned” shall mean all shares which such person is deemed to beneficially own pursuant to Rules 13d-3 and 13d-5 under the Securities and Exchange Act of 1934 (the “Exchange Act”). If a stockholder is entitled to vote only for a specific class or category of directors at a meeting (annual or special), such stockholder’s right to nominate one or more individuals for election as a director at the meeting shall be limited to such class or category of directors.

Notwithstanding anything in this Section 1.08(b) to the contrary, in the event that the number of directors to be elected to the board of directors of the corporation at the next annual meeting is increased and either all of the nominees for director at the next annual meeting or the size of the increased board of directors is not publicly announced or disclosed by the corporation at least one hundred (100) days prior to the first anniversary of the preceding year’s annual meeting, a Stockholder Notice shall also be considered timely under this Section 1.08, but only with respect to nominees for any new positions created by such increase, if it shall be delivered to the secretary of the corporation at the principal executive office of the corporation not later than the close of business on the tenth day following the first date all of such nominees or the size of the increased board of directors shall have been publicly announced or disclosed.

(c)    Except as provided in the immediately following sentence, only such matters shall be properly brought before a special meeting of stockholders as shall have been brought before the meeting pursuant to the corporation’s notice of meeting. In the event the corporation calls a special meeting of stockholders for the purpose of electing one or more directors to the board of directors, any stockholder may nominate a person or persons (as the case may be), for election to such position(s) as specified in the corporation’s notice of meeting, if the Stockholder Notice required by Section 1.08(b) hereof shall be delivered to the secretary of the corporation at the principal executive office of the corporation not later than the close of business on the tenth day following the day on which the date of the special meeting and either the names of the nominees proposed by the board of directors to be elected at such meeting or the number of directors to be elected is publicly announced or disclosed.

(d)    For purposes of this Section 1.08, a matter shall be deemed to have been “publicly announced or disclosed” if such matter is disclosed in a press release reported by the Dow Jones News Service, Associated Press or comparable national news or wire service or in a document publicly filed by the corporation with the Securities and Exchange Commission.

(e)    In no event shall the adjournment of an annual meeting or special meeting or the postponement of any meeting that does not require a change in the record date for such meeting, or any announcement thereof, commence a new period for the giving notice as provided in this Section 1.08. This Section 1.08 shall not apply to (i) shareholders proposals made pursuant to and in compliance with Rule 14a-8 under the Exchange Act, (ii) the election of directors selected by or pursuant to the provisions of Article 4 of the certificate of incorporation relating to the rights of the holders of any class or series of stock of the corporation having a preference over the common stock as to dividends or upon liquidation to elect directors under specified circumstances or (iii) any director nomination pursuant to Section 1.09.

(f)    The person presiding at any meeting of stockholders, in addition to making any other determinations that may be appropriate to the conduct of the meeting, shall have the power and duty to determine whether notice of nominees and other matters proposed to be brought before a meeting has been duly given in the manner provided in this Section 1.08 and, if not so given, shall direct and declare at the meeting that such nominees and other matters are out of order and shall not be considered.

SECTION 1.09. Nominations of Directors Included in the Corporation’s Proxy Materials.

(a)Inclusion of Stockholder Nominee in Proxy Statement. Subject to the provisions of this Section 1.09, if expressly requested in the relevant Nomination Notice (as defined below), the corporation shall include in its proxy statement for any annual meeting of stockholders (but not at any special meeting of stockholders): (i) the name of any person nominated for election (the “Stockholder Nominee”), which shall also be included on the corporation’s form of proxy and ballot, by any Eligible Stockholder (as defined below) or group of up to 20 Eligible Stockholders that, as determined by the board of directors or its designee acting in good faith, has (individually and collectively, in the case of a group) satisfied all applicable conditions and complied with all applicable procedures set forth in this Section 1.09 (such Eligible Stockholder or group of Eligible Stockholders being a “Nominating Stockholder”); (ii) disclosure about the Stockholder Nominee and the Nominating Stockholder required under the rules of the Securities and Exchange Commission or other applicable law to be included in the proxy statement; (iii) any statement included by the Nominating Stockholder in the Nomination Notice for inclusion in the proxy statement in support of the Stockholder Nominee’s election to the board of directors (subject, without limitation, to Section 1.09(e)(ii)), provided that such statement does not exceed 500 words; and (iv) any other information that the corporation or the board of directors determines, in their discretion, to include in the proxy statement relating to the nomination of the Stockholder Nominee, including, without limitation, any statement in opposition to the nomination and any of the information provided pursuant to this Section 1.09.

(b)	Maximum Number of Stockholder Nominees.

(i)The corporation shall not be required to include in the proxy statement for an annual meeting of stockholders more Stockholder Nominees than that number of directors constituting 20% of the total number of directors of the corporation on the last day on which a Nomination Notice may be submitted pursuant to this Section 1.09 (rounded down to the nearest whole number), but, in any event, not fewer than two (the “Maximum Number”). The Maximum Number for a particular annual meeting shall be reduced by: (1) Stockholder Nominees whose nominations are subsequently withdrawn; (2) Stockholder Nominees who the board of directors itself decides to nominate for election at such annual meeting and (3) the number of incumbent directors who had been Stockholder Nominees at any of the preceding two annual meetings of stockholders and whose reelection at the upcoming annual meeting of stockholders is being recommended by the board of directors. In the event that one or more vacancies for any reason occurs on the board of directors after the deadline set forth in Section 1.09(d) but before the date of the annual meeting of stockholders and the board of directors resolves to reduce the size of the board in connection therewith, the Maximum Number shall be calculated based on the number of directors in office as so reduced.

(ii)If the number of Stockholder Nominees pursuant to this Section 1.09 for any annual meeting of stockholders exceeds the Maximum Number then, promptly upon notice from the corporation, each Nominating Stockholder will select one Stockholder Nominee for inclusion in the proxy statement until the Maximum Number is reached, going in order of the amount (largest to smallest) of shares of the corporation’s common stock that each Nominating Stockholder disclosed as owned in its Nomination Notice, with the process repeated if the Maximum Number is not reached after each Nominating Stockholder has selected one Stockholder Nominee. If, after the deadline for submitting a Nomination Notice as set forth in Section 1.09(d), a Nominating Stockholder becomes ineligible or withdraws its nomination or a Stockholder Nominee becomes ineligible or unwilling to serve on the board of directors, whether before or after the mailing of the definitive proxy statement, then the corporation: (1) shall not be required to include in its proxy statement or on any ballot or form of proxy the Stockholder Nominee or any successor or replacement nominee proposed by the Nominating Stockholder or by any other Nominating Stockholder and (2) may otherwise communicate to its stockholders, including without limitation by amending or supplementing its proxy statement or ballot or form of proxy, that the Stockholder Nominee will not be included as a Stockholder Nominee in the proxy statement or on any ballot or form of proxy and will not be voted on at the annual meeting of stockholders.

(c)	Eligibility of Nominating Stockholder.

(i)An “Eligible Stockholder” is a person who has either (1) been a record holder of the shares of common stock of the corporation used to satisfy the eligibility requirements in this Section 1.09(c) continuously for the three-year period specified in subsection (c)(ii) of this Section 1.09 below or (2) provides to the secretary of the corporation, within the time period referred to in Section 1.09(d), evidence of continuous ownership of such shares for such three- year period from one or more securities intermediaries in a form that the board of directors or its designee, acting in good faith, determines acceptable.

(ii)An Eligible Stockholder or group of up to 20 Eligible Stockholders may submit a nomination in accordance with this Section 1.09 only if the person or group (in the aggregate) has continuously owned at least the Minimum Number (as defined below) (as adjusted for any stock splits, reverse stock splits, stock dividends or similar events) of shares of the corporation’s common stock throughout the three-year period preceding and including the date of submission of the Nomination Notice, and continues to own at least the Minimum Number of shares through the date of the annual meeting of stockholders. The following shall be treated as one Eligible Stockholder if such Eligible Stockholder shall provide together with the Nomination Notice documentation satisfactory to the board of directors or its designee, acting in good faith, that demonstrates compliance with the following criteria: (1) funds under common management and investment control; (2) funds under common management and funded primarily by the same employer; or (3) a “family of investment companies” or a “group of investment companies" (each as defined in the Investment Company Act of 1940, as amended). For the avoidance of doubt, in the event of a nomination by a Nominating Stockholder that includes more than one Eligible Stockholder, any and all requirements and obligations for a given Eligible Stockholder or, except as the context otherwise makes clear, the Nominating Stockholder that are set forth in this Section 1.09, including the minimum holding period, shall apply to each member of such group; provided, however, that the Minimum Number shall apply to the aggregate ownership of the group of Eligible Stockholders constituting the Nominating

Stockholder. Should any Eligible Stockholder withdraw from a group of Eligible Stockholders constituting a Nominating Stockholder at any time prior to the annual meeting of stockholders, the Nominating Stockholder shall be deemed to own only the shares held by the remaining Eligible Stockholders. As used in this Section 1.09, any reference to a “group” or “group of Eligible Stockholders” refers to any Nominating Stockholder that consists of more than one Eligible Stockholder and to all the Eligible Stockholders that make up such Nominating Stockholder.

(iii)The “Minimum Number” of shares of the corporation’s common stock means 3% of the number of outstanding shares of common stock of the corporation as of the most recent date for which such amount is given in any filing by the corporation with the Securities and Exchange Commission prior to the submission of the Nomination Notice.

(iv)For purposes of this Section 1.09, an Eligible Stockholder “owns” only those outstanding shares of the corporation’s common stock as to which such Eligible Stockholder possesses both: (1) the full voting and investment rights pertaining to such shares and (2) the full economic interest in (including the opportunity for profit from and the risk of loss on) such shares; provided that the number of shares calculated in accordance with clauses (1) and (2) shall not include any shares (x) sold by such Eligible Stockholder or any of its affiliates in any transaction that has not been settled or closed, (y) borrowed by such Eligible Stockholder or any of its affiliates for any purpose or purchased by such Eligible Stockholder or any of its affiliates pursuant to an agreement to resell, or (z) subject to any option, warrant, forward contract, swap, contract of sale, other derivative or similar agreement entered into by such Eligible Stockholder or any of its affiliates, whether any such instrument or agreement is to be settled with shares or with cash based on the notional amount or value of outstanding capital stock of corporation, in any such case which instrument or agreement has, or is intended to have, the purpose or effect of: (x) reducing in any manner, to any extent or at any time in the future, such Eligible Stockholder’s or any of its affiliates’ full right to vote or direct the voting of any such shares, and/or (y) hedging, offsetting, or altering to any degree any gain or loss arising from the full economic ownership of such shares by such Eligible Stockholder or any of its affiliates. An Eligible Stockholder “owns” shares held in the name of a nominee or other intermediary so long as the Eligible Stockholder retains the right to instruct how the shares are voted with respect to the election of directors and possesses the full economic interest in the shares. An Eligible Stockholder’s ownership of shares shall be deemed to continue during any period in which the Eligible Stockholder has delegated any voting power by means of a proxy, power of attorney, or other similar instrument or arrangement that is revocable at any time by the Eligible Stockholder. An Eligible Stockholder’s ownership of shares shall be deemed to continue during any period in which the Eligible Stockholder has loaned such shares provided that the Eligible Stockholder has the power to recall such loaned shares on not more than five business days’ notice. The terms “owned,” “owning” and other variations of the word “own” shall have correlative meanings. Whether outstanding shares of the corporation are “owned” for these purposes shall be determined by the board of directors or its designee acting in good faith. For purposes of this Section 1.09(c)(iv), the term “affiliate” or “affiliates” shall have the meaning ascribed thereto under the General Rules and Regulations under the Exchange Act.

(v)No Eligible Stockholder shall be permitted to be in more than one group constituting a Nominating Stockholder, and if any Eligible Stockholder appears as a member of more than one group, such Eligible Stockholder shall be deemed to be a member of only the group that has the largest ownership position as reflected in the Nomination Notice.

(d)Nomination Notice. To nominate a Stockholder Nominee pursuant to this Section 1.09, the Nominating Stockholder must submit to the secretary of the corporation all of the following information and documents in a form that the board of directors or its designee, acting in good faith, determines acceptable (collectively, the “Nomination Notice”), not less than 120 days nor more than 150 days prior to the anniversary of the date that the corporation mailed its proxy statement for the prior year’s annual meeting of stockholders; provided, however, that if (and only if) the annual meeting of stockholders is scheduled for an Other Meeting Date, the Nomination Notice shall be given in the manner provided herein by the later of the close of business on the date that is 180 days prior to such Other Meeting Date or the tenth day following the date such Other Meeting Date is first publicly announced or disclosed (in no event shall the adjournment or postponement of an annual meeting, or the announcement thereof, commence a new time period (or extend any time period) for the giving of the Nomination Notice):

(i)one or more written statements from the record holder of the shares (and from each intermediary through which the shares are or have been held during the requisite three-year holding period) verifying that, as of a date within seven (7) calendar days prior to the date of the Nomination Notice, the Nominating Stockholder owns, and has continuously owned for the preceding three (3) years, the Minimum Number of shares, and the Nominating Stockholder’s agreement to provide, within five (5) business days after the record date for the annual meeting, written statements from the record holder and intermediaries verifying the Nominating Stockholder’s continuous ownership of the Minimum Number of shares through the record date;

(ii)an agreement to provide immediate notice if the Nominating Stockholder ceases to own the Minimum Number of shares at any time prior to the date of the annual meeting;

(iii)a copy of the Schedule 14N (or any successor form) relating to the Stockholder Nominee, completed and filed with the Securities and Exchange Commission by the Nominating Stockholder as applicable, in accordance with Securities and Exchange Commission rules;

(iv)the written consent of each Stockholder Nominee to being named in the corporation’s proxy statement, form of proxy and ballot as a nominee and to serving as a director if elected;

(v)a written notice of the nomination of such Stockholder Nominee that includes the following additional information, agreements, representations and warranties by the Nominating Stockholder (including, for the avoidance of doubt, each group member in the case of a Nominating Stockholder consisting of a group of Eligible Stockholders): (1) the information that would be required to be set forth in a stockholder’s notice of nomination pursuant to Section 1.08; (2) the details of any relationship that existed within the past three years and that would have been described pursuant to Item 6(e) of Schedule 14N (or any successor item) if it existed on the date of submission of the Schedule 14N; (3) a representation and warranty that the Nominating Stockholder did not acquire, and is not holding, securities of the corporation for the purpose or with the effect of influencing or changing control of the corporation; (4) a representation and warranty that the Nominating Stockholder has not nominated and will not nominate for election to the board of directors at the annual meeting any person other than such Nominating Stockholder’s Stockholder Nominee(s); (5) a representation and warranty that the

Nominating Stockholder has not engaged in and will not engage in a “solicitation” within the meaning of Rule 14a-1(l) under the Exchange Act (without reference to the exception in Section 14a-(l)(2)(iv)) with respect to the annual meeting, other than with respect to such Nominating Stockholder’s Stockholder Nominee(s) or any nominee of the board of directors); (6) a representation and warranty that the Nominating Stockholder will not use any proxy card other than the corporation’s proxy card in soliciting stockholders in connection with the election of a Stockholder Nominee at the annual meeting; (7) a representation and warranty that the Stockholder Nominee’s candidacy or, if elected, board membership would not violate applicable state or federal law or the rules of any stock exchange on which the corporation’s securities are traded (the “Stock Exchange Rules”); (8) a representation and warranty that the Stockholder Nominee: (A) does not have any direct or indirect relationship with the corporation that will cause the Stockholder Nominee to be deemed not independent pursuant to the corporation’s Corporate Governance Guidelines and Director Independence Standards and otherwise qualifies as independent under the corporation’s Corporate Governance Guidelines, Director Independence Standards and the Stock Exchange Rules; (B) meets the audit committee and compensation committee independence requirements under the Stock Exchange Rules; (C) is a “non-employee director” for the purposes of Rule 16b-3 under the Exchange Act (or any successor rule); (D) is an “outside director” for the purposes of Section 162(m) of the Internal Revenue Code (or any successor provision); (E) is not and has not been subject to any event specified in Rule 506(d)(1) of Regulation D (or any successor rule) under the Securities Act of 1933 or Item 401(f) of Regulation S-K (or any successor rule) under the Exchange Act, without reference to whether the event is material to an evaluation of the ability or integrity of the Stockholder Nominee; and (F) meets the director qualifications set forth in the corporation’s Corporate Governance Guidelines; (9) a representation and warranty that the Nominating Stockholder satisfies the eligibility requirements set forth in Section 1.09(c); (10) a representation and warranty that the Nominating Stockholder will continue to satisfy the eligibility requirements described in Section 1.09(c) through the date of the annual meeting; (11) details of any position of the Stockholder Nominee as an officer or director of any competitor (that is, any entity that produces products or provides services that compete with or are alternatives to the principal products produced or services provided by the corporation or its affiliates) of the corporation, within the three years preceding the submission of the Nomination Notice; (12) if desired, a statement for inclusion in the proxy statement in support of the Stockholder Nominee’s election to the board of directors, provided that such statement shall not exceed 500 words and shall fully comply with Section 14 of the Exchange Act and the rules and regulations thereunder; and (13) in the case of a nomination by a Nominating Stockholder comprised of a group, the designation by all Eligible Stockholders in such group of one Eligible Stockholder that is authorized to act on behalf of the Nominating Stockholder with respect to matters relating to the nomination, including withdrawal of the nomination;

(vi)an executed agreement pursuant to which the Nominating Stockholder (including in the case of a group, each Eligible Stockholder in that group) agrees: (1) to comply with all applicable laws, rules and regulations in connection with the nomination, solicitation and election; (2) to file any written solicitation or other communication with the corporation’s stockholders relating to one or more of the corporation’s directors or director nominees or any Stockholder Nominee with the Securities and Exchange Commission, regardless of whether any such filing is required under any rule or regulation or whether any exemption from filing is available for such materials under any rule or regulation; (3) to assume all liability stemming from an action, suit or proceeding concerning any actual or alleged legal or regulatory violation arising out of any communication by the Nominating Stockholder or the Stockholder Nominee

nominated by such Nominating Stockholder with the corporation, its stockholders or any other person in connection with the nomination or election of directors, including, without limitation, the Nomination Notice; (4) to indemnify and hold harmless (jointly with all other Eligible Stockholders, in the case of a group of Eligible Stockholders) the corporation and each of its directors, officers and employees individually against any liability, loss, damages, expenses or other costs (including attorneys’ fees) incurred in connection with any threatened or pending action, suit or proceeding, whether legal, administrative or investigative, against the corporation or any of its directors, officers or employees arising out of or relating to a failure or alleged failure of the Nominating Stockholder or Stockholder Nominee to comply with, or any breach or alleged breach of, its, or his or her, as applicable, obligations, agreements or representations under this Section 1.09; (5) in the event that any information included in the Nomination Notice, or any other communication by the Nominating Stockholder (including with respect to any Eligible Stockholder included in a group) with the corporation, its stockholders or any other person in connection with the nomination or election ceases to be true and accurate in all material respects (or due to a subsequent development omits a material fact necessary to make the statements made not misleading), to promptly (and in any event within 48 hours of discovering such misstatement or omission) notify the corporation and any other recipient of such communication of the misstatement or omission in such previously provided information and of the information that is required to correct the misstatement or omission; and (6) in the event that the Nominating Stockholder (including any Eligible Stockholder included in a group) has failed to continue to satisfy the eligibility requirements described in Section 1.09(c), to promptly notify the corporation; and

(vii)an executed agreement by the Stockholder Nominee: (1) to provide to the corporation such other information, including completion of the corporation’s director nominee questionnaire, as the board of directors or its designee, acting in good faith, may request; (2) that the Stockholder Nominee has read and agrees, if elected, to serve as a member of the board of directors, to adhere to the corporation’s Corporate Governance Guidelines, Business Code of Ethics and Standards of Conduct and any other corporation policies and guidelines applicable to directors; and (3) that the Stockholder Nominee is not and will not become a party to (A) any compensatory, payment or other financial agreement, arrangement or understanding with any person or entity in connection with such person’s nomination, candidacy, service or action as director of the corporation that has not been fully disclosed to the corporation prior to or concurrently with the Nominating Stockholder’s submission of the Nomination Notice, (B) any agreement, arrangement or understanding with any person or entity as to how the Stockholder Nominee would vote or act on any issue or question as a director (a “Voting Commitment”) that has not been fully disclosed to the corporation prior to or concurrently with the Nominating Stockholder’s submission of the Nomination Notice or (C) any Voting Commitment that could limit or interfere with the Stockholder Nominee’s ability to comply, if elected as a director of the corporation, with his or her fiduciary duties under applicable law.

The information and documents required by this Section 1.09(d) shall be (i) provided with respect to and executed by each Eligible Stockholder in the group in the case of a Nominating Stockholder comprised of a group of Eligible Stockholders; and (ii) provided with respect to the persons specified in Instructions 1 and 2 to Items 6(c) and (d) of Schedule 14N (or any successor item) (x) in the case of a Nominating Stockholder that is an entity and (y) in the case of a Nominating Stockholder that is a group that includes one or more Eligible Stockholders that are entities. The Nomination Notice shall be deemed submitted on the date on which all of the information and documents referred to in this Section 1.09(d) (other than such information and documents contemplated to be provided after the date the Nomination Notice is provided) have been delivered to or, if sent by mail, received by the secretary of the corporation.

(e)	Exceptions.

(i)Notwithstanding anything to the contrary contained in this Section 1.09, the corporation may omit from its proxy statement any Stockholder Nominee and any information concerning such Stockholder Nominee (including a Nominating Stockholder’s statement in support) and no vote on such Stockholder Nominee will occur (notwithstanding that proxies in respect of such vote may have been received by the corporation), and the Nominating Stockholder may not, after the last day on which a Nomination Notice would be timely, cure in any way any defect preventing the nomination of the Stockholder Nominee, if: (1) the corporation receives a notice that a stockholder intends to nominate a candidate for director at the annual meeting pursuant to the advance notice requirements set forth in Section 1.08 without such stockholder’s notice expressly electing to have such director candidate(s) included in the corporation’s proxy statement pursuant to this Section 1.09; (2) the Nominating Stockholder (or, in the case of a Nominating Stockholder consisting of a group of Eligible Stockholders, the Eligible Stockholder that is authorized to act on behalf of the Nominating Stockholder), or any qualified representative thereof, does not appear at the annual meeting to present the nomination submitted pursuant to this Section 1.09 or the Nominating Stockholder withdraws its nomination; (3) the board of directors or its designee, acting in good faith, determines that such Stockholder Nominee’s nomination or election to the board of directors would result in the corporation violating or failing to be in compliance with these By-laws or the certificate of incorporation or any applicable law, rule or regulation to which the corporation is subject, including the Stock Exchange Rules; (4) the Stockholder Nominee was nominated for election to the Board of Directors pursuant to this Section 1.09 at one of the corporation’s two preceding annual meetings of stockholders and either withdrew from or became ineligible or unavailable for election at such annual meeting or received a vote of less than 25% of the shares of common stock entitled to vote for such Stockholder Nominee; (5) the Stockholder Nominee has been, within the past three years, an officer or director of a competitor, as defined for purposes of Section 8 of the Clayton Antitrust Act of 1914, as amended; or (6) the corporation is notified, or the board of directors or its designee acting in good faith determines, that a Nominating Stockholder has failed to continue to satisfy the eligibility requirements described in Section 1.09(c), any of the representations and warranties made in the Nomination Notice ceases to be true and accurate in all material respects (or omits a material fact necessary to make the statement made not misleading), the Stockholder Nominee becomes unwilling or unable to serve on the board of directors or any material violation or breach occurs of any of the obligations, agreements, representations or warranties of the Nominating Stockholder or the Stockholder Nominee under this Section 1.09.

(ii)Notwithstanding anything to the contrary contained in this Section 1.09, the corporation may omit from its proxy statement, or may supplement or correct, any information, including all or any portion of the statement in support of the Stockholder Nominee included in the Nomination Notice, if the board of directors or its designee in good faith determines that: (1) such information is not true in all material respects or omits a material statement necessary to make the statements made not misleading; (2) such information directly or indirectly impugns the character, integrity or personal reputation of, or directly or indirectly makes charges concerning improper, illegal or immoral conduct or associations, without factual foundation, with respect to, any individual, corporation, partnership, association or other entity, organization or governmental authority; (3) the inclusion of such information in the proxy statement would otherwise violate the Securities and Exchange Commission proxy rules or any other applicable law, rule or regulation or (4) the inclusion of such information in the proxy statement would impose a material risk of liability upon the corporation.

The corporation may solicit against, and include in the proxy statement its own statement relating to, any Stockholder Nominee.

SECTION 1.10. Conduct of Meetings. The board of directors may adopt by resolution such rules, regulations and procedures for the conduct of meetings of stockholders as it shall deem appropriate. Except to the extent inconsistent with applicable law and such rules and regulations adopted by the board of directors, the chairman of each meeting of stockholders shall have the right and authority to prescribe such rules, regulations and procedures and to do all such acts, including causing an adjournment of such meeting, as, in the judgment of such chairman, are appropriate. Such rules, regulations or procedures, whether adopted by the board of directors or prescribed by the chairman of the meeting, may include, without limitation, the following: (a) the establishment of an agenda or order of business for the meeting, including fixing the time for opening and closing the polls for voting on each matter; (b) rules and procedures for maintaining order at the meeting and the safety of those present; (c) limitations on attendance at or participation in the meeting to stockholders of record of the corporation, their duly authorized and constituted proxies or such other persons as the chairman shall permit; (d) restrictions on entry to the meeting after the time fixed for the commencement thereof; and (e) limitations on the time allotted to questions or comments by participants. Unless, and to the extent determined by the board of directors or the chairman of the meeting, meetings of stockholders shall not be required to be held in accordance with rules of parliamentary procedure.

SECTION 1.11. Organization of Meetings. Meetings of stockholders shall be presided over by the chairman of the board of directors, or in his or her absence by the president, or in the absence of the foregoing persons by a chairman designated by the board of directors, or, in the absence of any such designation, by a chairman chosen at the meeting. The secretary, or in the absence of the secretary, an assistant secretary, shall act as the secretary of the meeting, but in the absence of the secretary or assistant secretary, the chairman of the meeting may appoint any person to act as secretary of the meeting.

ARTICLE 2
BOARD OF DIRECTORS

SECTION 2.01. Number and Qualification. Subject to the rights of the holders of any series of preferred stock then outstanding, members of the board of directors shall be elected at each annual meeting of stockholders, in accordance with and subject to the provisions of the certificate of incorporation. Each director so elected shall serve until the election and qualification of his successor or until his earlier resignation or removal as provided in these By-laws. The initial number of directors shall be such as may be determined by the incorporators unless the initial directors are named in the certificate of incorporation, and thereafter the number of directors shall be such as may be determined, subject to the rights of the holders of any series of preferred stock then outstanding, from time to time by the affirmative vote of the majority of the members of the board of directors, but in no event shall the number be less than the minimum authorized under the laws of Delaware. In case of any increase in the number of directors between elections by the stockholders, the additional directorships shall be considered vacancies and shall be filled in the manner prescribed in Article 4 of these By-laws.

Directors need not be stockholders. The initial board of directors shall be elected by the incorporators, unless such directors are named in the certificate of incorporation.

SECTION 2.02. Powers. The business and affairs of the corporation shall be carried on by or under the direction of the board of directors, which shall have all the powers authorized by the laws of Delaware, subject to such limitations as may be provided by the certificate of incorporation or these By-laws.

SECTION 2.03. Compensation. The board of directors may from time to time by resolution authorize the payment of fees or other compensation to the directors for services as such to the corporation, including, but not limited to, fees for attendance at all meetings of the board or of the executive or other committees, and determine the amount of such fees and compensation. Directors shall in any event be paid their traveling expenses for attendance at all meetings of the board or of the executive or other committees. Nothing herein contained shall be construed to preclude any director from serving the corporation in any other capacity and receiving compensation therefor in amounts authorized or otherwise approved from time to time by the board or the executive committee.

SECTION 2.04. Meetings and Quorum. Meetings of the board of directors may be held either in or outside of Delaware. A quorum shall be a majority of the then authorized total number of directors. A director will be considered present at a meeting, even though not physically present, to the extent and in the manner authorized by the laws of Delaware.

The board of directors may from time to time provide for the holding of regular meetings with or without notice and may fix the times and places at which such meetings are to be held. Meetings other than regular meetings may be called at any time by the president or the chairman of the board and must be called by the president or by the secretary or an assistant secretary upon the written request of three (3) or more directors.

Notice of each meeting, other than a regular meeting (unless required by the board of directors), shall be given to each director by mailing the same to each director at his residence or business address at least ten days before the meeting or by delivering the same to him personally or by telephone or telecopy at least two days before the meeting.

Notice of any meeting shall state the time and place of such meeting, but need not state the purposes thereof unless otherwise required by the laws of Delaware, the certificate of incorporation, the By-laws, or the board of directors.

SECTION 2.05. Executive Committee. The board of directors may by resolution passed by a majority of the whole board provide for an executive committee of two or more directors and shall elect the members thereof to serve at the pleasure of the board and may designate one of such members to act as chairman. The board may at any time change the membership of the committee, fill vacancies in it, designate alternate members to replace any absent or disqualified members at any meeting of the committee, or dissolve it.

During the intervals between the meetings of the board of directors, the executive committee shall possess and may exercise any or all of the powers of the board of directors in the management or direction of the business and affairs of the corporation and under the By-laws to the extent authorized by resolution adopted by a majority of the entire board of directors, subject to such limitations as may be imposed by the laws of Delaware.

The executive committee may determine its rules of procedure and the notice to be given of its meetings, and it may appoint such committees and assistants as it shall from time to time deem necessary. A majority of the members of the committee shall constitute a quorum.

SECTION 2.06. Other Committees. The board of directors may by resolution provide for such other committees as it deems desirable and may discontinue the same at its pleasure. Each such committee shall have the powers and perform such duties, not inconsistent with law, as may be assigned to it by the board.

SECTION 2.07. Action without Meetings. Any action required or permitted to be taken at any meeting of the board of directors or any committee thereof may be taken without meeting to the extent and in the manner authorized by the laws of Delaware.

ARTICLE 3
OFFICERS

SECTION 3.01. Titles and Election. The officers of the corporation shall be a president, a secretary and a treasurer, who shall initially be elected as soon as convenient by the board of directors and thereafter, in the absence of earlier resignations or removals, shall be elected at the first meeting of the board following any annual stockholders’ meeting, each of whom shall hold office at the pleasure of the board except as may otherwise be approved by the board or executive committee, or until his or her successor shall have been duly elected and qualified, or until his earlier death, resignation, removal under these By-laws or other termination of his employment. Any person may hold more than one office if the duties can be consistently performed by the same person, and to the extent permitted by the laws of Delaware.

The board of directors, in its discretion, may also at any time elect or appoint a chairman of the board of directors who shall be a director, and one or more vice presidents, assistant secretaries and assistant treasurers and such other officers as it may deem advisable, each of whom shall hold office at the pleasure of the board, except as may otherwise be approved by the board or executive committee, or until his earlier resignation, removal or other termination of employment, and shall have such authority and shall perform such duties as may be prescribed or determined from time to time by the board or in case of officers other than the chairman of the board, if not so prescribed or determined by the board, as the president or the then senior executive officer may prescribe or determine.

The board of directors may require any officer or other employee or agent to give bond for the faithful performance of his duties in such form and with such sureties as the board may require.

SECTION 3.02. Duties. Subject to such extension, limitations, and other provisions as the board of directors or the By-laws may from time to time prescribe or determine, the following officers shall have the following powers and duties:

(a)Chairman of the Board. The chairman of the board, when present, shall preside at all meetings of the stockholders and of the board of directors and shall be charged with general supervision of the management and policy of the corporation, and shall have such other powers and perform such other duties as the board of directors may prescribe from time to time.

(b)President. Subject to the board of directors and the provisions of these By- laws, the president shall be the chief executive officer of the corporation, shall exercise the powers and authority and perform all of the duties commonly incident to his office, shall in the absence of the chairman of the board preside at all meetings of the stockholders and of the board of directors if he is a director, and shall perform such other duties as the board of directors or executive committee shall specify from time to time. The president or a vice president, unless some other person is thereunto specifically authorized by the board of directors or executive committee, shall sign all bonds, debentures, promissory notes, deeds and contracts of the corporation.

(c)Vice President. The vice president or vice presidents shall perform such duties as may be assigned to them from time to time by the board of directors or by the president if the board does not do so. In the absence or disability of the president, the vice presidents in order of seniority may, unless otherwise determined by the board, exercise the powers and perform the duties pertaining to the office of president, except that if one or more executive vice presidents has been elected or appointed, the person holding such office in order of seniority shall exercise the powers and perform the duties of the office of president.

(d)Secretary. The secretary or in his absence an assistant secretary shall keep the minutes of all meetings of stockholders and of the board of directors, give and serve all notices, attend to such correspondence as may be assigned to him, keep in safe custody the seal of the corporation, and affix such seal to all such instruments properly executed as may require it, and shall have such other duties and powers as may be prescribed or determined from time to time by the board of directors or by the president if the board does not do so.

(e)Treasurer. The treasurer, subject to the order of the board of directors, shall have the care and custody of the moneys, funds, valuable papers and documents of the corporation (other than his own bond, if any, which shall be in the custody of the president), and shall have, under the supervision of the board of directors, all the powers and duties commonly incident to his office. He shall deposit all funds of the corporation in such bank or banks, trust company or trust companies, or with such firm or firms doing a banking business as may be designated by the board of directors or by the president if the board does not do so. He may endorse for deposit or collection all checks, notes, etc., payable to the corporation or to its order. He shall keep accurate books of account of the corporation’s transactions, which shall be the property of the corporation, and together with all its property in his possession, shall be subject at all times to the inspection and control of the board of directors. The treasurer shall be subject in every way to the order of the board of directors, and shall render to the board of directors and/or the president of the corporation, whenever they may require it, an account of all his transactions and of the financial condition of the corporation. In addition to the foregoing, the treasurer shall have such duties as may be prescribed or determined from time to time by the board of directors or by the president if the board does not do so.

SECTION 3.03. Delegation of Authority. The board of directors or the executive committee may at any time delegate the powers and duties of any officer for the time being to any other officer,

director or employee.

SECTION 3.04. Compensation. The compensation of the chairman of the board, the president, all vice presidents, the secretary and the treasurer shall be fixed by the board of directors or the executive committee, and the fact that any officer is a director shall not preclude him from receiving compensation or from voting upon the resolution providing the same.

ARTICLE 4
RESIGNATIONS, VACANCIES AND REMOVALS

SECTION 4.01. Resignations. Any director or officer may resign at any time by giving written notice thereof to the board of directors, the president or the secretary. Except as provided in Section 1.06(c), any such resignation shall take effect at the time specified therein or, if the time be not specified, upon receipt thereof; and unless otherwise specified therein or in these By-laws, the acceptance of any resignation shall not be necessary to make it effective.

SECTION 4.02. Vacancies.

(a)Directors. When the office of any director becomes vacant or unfilled whether by reason of death, resignation, removal, increase in the authorized number of directors or otherwise, such vacancy or vacancies may be filled, subject to the rights of the holders of any series of preferred stock then outstanding, by a majority vote of the directors then in office, although less than a quorum. Any director so elected by the board shall serve until the election and qualification of his successor or until his earlier resignation or removal as provided in these By-laws. The directors may also reduce their authorized number by the number of vacancies in the board, in accordance with the provisions of the certificate of incorporation, provided such reduction does not reduce the board to less than the minimum authorized by the laws of Delaware.

(b)Officers. The board of directors may at any time or from time to time fill any vacancy among the officers of the corporation.

SECTION 4.03. Removals.

(a)Directors. Except as may otherwise be prohibited or restricted under the laws of Delaware, the stockholders may, at any meeting called for such purpose, remove any director from office, but only for cause, as such term is defined in, and subject to the provisions of, Article 8 of the certificate of incorporation.

(b)Officers. Subject to the provisions of any validly existing agreement, the board of directors may at any meeting remove from office any officer, with or without cause, and may elect or appoint a successor; provided that if action is to be taken to remove the president the notice of meeting or waiver of notice thereof shall state that one of the purposes thereof is to consider and take action on his removal.

ARTICLE 5
CAPITAL STOCK

SECTION 5.01. Certificate of Stock. Every stockholder shall be entitled to a certificate or certificates for shares of the capital stock of the corporation in such form as may be prescribed or authorized by the board of directors, duly numbered and setting forth the number and kind of shares represented thereby. Such certificates shall be signed by the chairman of the board, the president or a vice president and by the treasurer or an assistant treasurer or by the secretary or an assistant secretary. Any or all of such signatures may be in facsimile if and to the extent authorized under the laws of Delaware.

In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed on a certificate has ceased to be such officer, transfer agent or registrar before the certificate has been issued, such certificate may nevertheless be issued and delivered by the corporation with the same effect as if he were such officer, transfer agent or registrar at the date of issue.

SECTION 5.02. Transfer of Stock. Shares of the capital stock of the corporation shall be transferable only upon the books of the corporation upon the surrender of the certificate or certificates properly assigned and endorsed for transfer. If the corporation has a transfer agent or agents or transfer clerk and registrar of transfers acting on its behalf, the signature of any officer or representative thereof may be in facsimile.

The board of directors may appoint a transfer agent and one or more co-transfer agents and a registrar and one or more co-registrars of transfer and may make or authorize the transfer agents to make all such rules and regulations deemed expedient concerning the issue, transfer and registration of shares of stock.

SECTION 5.03. Record Dates.

(a)In order that the corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, the board of directors may fix in advance a record date which, in the case of a meeting, shall be not less than the minimum nor more than the maximum number of days prior to the scheduled date of such meeting permitted under the laws of Delaware and which, in the case of any other action, shall be not more than the maximum number of days prior to any such action permitted by the laws of Delaware.

(b)If no such record date is fixed by the board, the record date shall be that prescribed by the laws of Delaware.

(c)A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the board of directors may fix a new record date for the adjourned meeting.

SECTION 5.04. Lost Certificates. In case of loss or mutilation or destruction of a stock certificate, a duplicate certificate may be issued upon such terms as may be determined or authorized by the board of directors or executive committee or by the president if the board or the executive committee does not do so.

ARTICLE 6
FISCAL YEAR, BANK DEPOSITS, CHECKS, ETC.

SECTION 6.01. Fiscal Year. The fiscal year of the corporation shall commence or end at such time as the board of directors may designate.

SECTION 6.02. Bank Deposits, Checks, Etc. The funds of the corporation shall be deposited in the name of the corporation or of any division thereof in such banks or trust companies in the United States or elsewhere as may be designated from time to time by the board of directors or executive committee, or by such officer or officers as the board or executive committee may authorize to make such designations.

All checks, drafts or other orders for the withdrawal of funds from any bank account shall be signed by such person or persons as may be designated from time to time by the board of directors or executive committee or as may be designated by any officer or officers authorized by the board of directors or executive committee to make such designations. The signatures on checks, drafts or other orders for the withdrawal of funds may be in facsimile if authorized in the designation.

ARTICLE 7
BOOKS AND RECORDS

SECTION 7.01. Place of Keeping Books. Unless otherwise expressly required by the laws of Delaware, the books and records of the corporation may be kept outside of Delaware.

SECTION 7.02. Examination of Books. Except as may otherwise be provided by the laws of Delaware, the certificate of incorporation or these By-laws, the board of directors shall have power to determine from time to time whether and to what extent and at what times and places and under what conditions any of the accounts, records and books of the corporation are to be open to the inspection of any stockholder. No stockholder shall have any right to inspect any account or book or document of the corporation except as prescribed by statute or authorized by express resolution of the stockholders or of the board of directors.

ARTICLE 8
NOTICES

SECTION 8.01. Requirements of Notice. Whenever notice is required to be given by statute, the certificate of incorporation or these By-laws, it shall not mean personal notice unless so specified, but such notice may be given in writing by depositing the same in a post office, letter box, or mail chute, postpaid and addressed to the person to whom such notice is directed at the address of such person on the records of the corporation, or by any means of electronic communication, and such notice shall be deemed given at the time when the same shall be thus mailed or transmitted.

SECTION 8.02. Waivers. Any stockholder, director or officer entitled to notice pursuant to statute, the certificate of incorporation or these By-laws may, in writing, by cable, telegram or by any means of electronic communication, at any time waive any such notice. Such waiver of notice, whether given before or after any meeting or action, shall be deemed equivalent to notice. Presence of a stockholder either in person or by proxy at any stockholders’ meeting and presence of any director at any meeting of the board of directors shall constitute a waiver of such notice as may be required by any statute, the certificate of incorporation or these By-laws.

ARTICLE 9
SEAL

The corporate seal of the corporation shall consist of two concentric circles between which shall be the name of the corporation and in the center of which shall be inscribed “Corporate Seal, Delaware”.

ARTICLE 10
POWERS OF ATTORNEY

The board of directors or the executive committee may authorize one or more of the officers of the corporation to execute powers of attorney delegating to named representatives or agents power to represent or act on behalf of the corporation, with or without power of substitution.

In the absence of any action by the board or the executive committee, the president, any vice president, the secretary or the treasurer of the corporation may execute for and on behalf of the corporation waivers of notice of stockholders’ meetings and proxies for such meetings in any company in which the corporation may hold voting securities.

ARTICLE 11
INDEMNIFICATION OF DIRECTORS AND OFFICERS

SECTION 11.01. Indemnification Granted. The corporation shall indemnify and hold harmless, to the full extent and under the circumstances permitted by the Delaware General Corporation Law as the same exists or may hereafter be amended (but if permitted by applicable law, in the case of any such amendment, only to the extent that such amendment permits the corporation to provide broader indemnification rights than said law permitted the corporation to provide prior to such amendment), any person made or threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative by reason of the fact that he is or was a director, officer of the corporation or designated officer of an operating division or a subsidiary of the corporation, or is or was an employee or agent of the corporation, or is or was serving at the specific request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise; provided, however, that the corporation shall indemnify any such person seeking indemnification in connection with a proceeding (or part thereof) initiated by such person only if such proceeding (or part thereof) was authorized by the board of directors or is a proceeding to enforce such person’s claim to indemnification pursuant to the rights granted by this By-law. The right to indemnification conferred in this Article 11 shall also include the right to be paid by the corporation the expenses incurred in connection with any such proceeding in advance of its final disposition to the fullest extent authorized by the Delaware General Corporation Law (“advancement of expenses”) upon receipt (unless the corporation upon authorization of the board of directors waives such requirement to the extent permitted by applicable law) of an undertaking by or on behalf of such person to repay such amount if it shall ultimately be determined that such person is not entitled to be indemnified by the corporation as authorized in this By-law or otherwise. The right to indemnification conferred in this Article 11 shall be a contract right.

The corporation shall have power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or a designated officer of an operating division or a subsidiary of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any expense, liability or loss incurred by such person in any such capacity or arising out of such person’s status as such, whether or not the corporation would have the power to indemnify such person against such liability under the laws of Delaware.

This right of indemnification, including the advancement of expenses, shall not be deemed exclusive of any other rights to which a person indemnified herein may be entitled by or under the certificate of incorporation, these By-laws, agreement, vote of stockholders or disinterested directors or otherwise, and shall continue as to a person who has ceased to be a director, officer, designated officer, employee or agent and shall inure to the benefit of the heirs, executors, administrators and other legal representatives of such person.

It is not intended that the provisions of this article be applicable to, and they are not to be construed as granting indemnity with respect to, matters as to which indemnification would be in contravention of the laws of Delaware or of the United States of America whether as a matter of public policy or pursuant to statutory provision.

Neither the amendment nor repeal of this Article 11, nor the adoption of any provision of the certificate of incorporation or these By-laws, nor, to the fullest extent permitted by the laws of Delaware, any modification of law, shall adversely affect any right or protection of any person granted pursuant hereto existing at, or arising out of or related to any event, act or omission that occurred prior to, the time of such amendment, repeal, adoption or modification (regardless of when any proceeding (or part thereof) relating to such event, act or omission arises or is first threatened, commenced or completed).

For purposes of these By-laws, “subsidiary” means any corporation, trust, limited liability company or other non-corporate business enterprise in which the corporation directly or indirectly holds ownership interests representing (A) more than 50% of the voting power of all outstanding ownership interests of such entity (other than directors’ qualifying shares, in the case of a corporation) or (B) the right to receive more than 50% of the net assets of such entity available for distribution to the holders of outstanding ownership interests upon a liquidation or dissolution of such entity.

SECTION 11.02. Miscellaneous. The board of directors may also on behalf of the corporation grant indemnification to any individual other than a person defined herein to such extent and in such manner as the board in its sole discretion may from time to time and at any time determine.

ARTICLE 12
AMENDMENTS

These By-laws may be amended or repealed either:

(a)at any meeting of stockholders at which a quorum is present by vote of at least sixty-six and two-thirds percent (66 - 2/3%) of the number of shares of stock entitled to vote present in person or by proxy at such meeting as provided in Section 1.05 and Section 1.06 of these By-laws, or

(b)at any meeting of the board of directors by a majority vote of the directors then in office;

provided the notice of such meeting of stockholders or directors or waiver of notice thereof contains a statement of the substance of the proposed amendment or repeal.

ARTICLE 13
EXCLUSIVE JURISDICTION

Unless the Corporation consents in writing to the selection of an alternative forum, the sole and exclusive forum for (i) any derivative action or proceeding brought on behalf of the Corporation, (ii) any action asserting a claim of breach of a fiduciary duty owed by any director or officer or other employee of the Corporation to the Corporation or the Corporation’s stockholders, (iii) any action asserting a claim arising pursuant to any provision of the Delaware General Corporation Law or the Certificate of Incorporation or these By-Laws (as they may be amended from time to time), or (iv) any action asserting a claim governed by the internal affairs doctrine, shall be a state court located within the State of Delaware (or, if the Court of Chancery does not have jurisdiction, the federal district court for the District of Delaware). If any action the subject matter of which is within the scope of the preceding sentence is filed in a court other than a court located within the State of Delaware (a “Foreign Action”) in the name of any stockholder, such stockholder shall be deemed to have consented to (i) the personal jurisdiction of the state and federal courts located within the State of Delaware in connection with any action brought in any such court to enforce the preceding sentence and (ii) having service of process made upon such stockholder in any such action by service upon such stockholder’s counsel in the Foreign Action as agent for such stockholder.